EXHIBIT 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT

This Fourth Amendment to Letter of Credit Reimbursement Agreement, dated as of May 25, 2017 (this “Amendment”), amends the Letter of Credit Reimbursement Agreement, dated as of November 23, 2015 (as previously amended, the “Agreement”), among Renaissance Reinsurance Ltd. (the “Borrower”), various lenders party thereto, Bank of Montreal, as Documentation Agent, Citibank Europe plc, as Collateral Agent, and ING Bank N.V., London Branch, as Letter of Credit Agent.  Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. AMENDMENTS. As of the Fourth Amendment Effective Date (as defined below), the Agreement shall be amended as follows:

1.1 Section 1.1 of the Agreement is amended by adding the following definition in alphabetical order:

“Fourth Amendment Effective Date” means May 25, 2017.

1.2 Section 1.1 of the Agreement is amended by amending the following definition in its entirety to read as follows:

“Default” means any event that constitutes, or if it continues uncured, will, with the lapse of time or the giving of notice or both, constitute, an Event of Default.

1.3 Section 2.1(a) of the Agreement is amended in its entirety to read as follows:

(a) (i) On the Effective Date, each Lender, upon the terms and conditions set forth in this Agreement, issued, at the request and for the account of the Borrower, such Lender’s Applicable Percentage of (x) a Letter of Credit denominated in Dollars with a stated amount of $360,000,000, which Letter of Credit was previously amended to have a stated amount of $380,000,000, and (y) a Letter of Credit denominated in Pounds with a stated amount of £85,000,000, which Letter of Credit was previously amended to have a stated amount of £90,000,000, in each case, to support the obligations of the Corporate Member with respect to the Supported Syndicate and (ii) as of the Fourth Amendment Effective Date, each Lender agrees to (A) amend the Letter of Credit described in clause (a)(i)(x) above to change the stated amount of $380,000,000 to a stated amount of $180,000,000 and (B) cancel the Letter of Credit described in clause (a)(i)(y) above.

Provided there exists no Default, upon notice to the Documentation Agent (which shall promptly notify the Lenders), the Borrower may from time to time request that the Letter of Credit described in clause (a)(i)(x) above (as amended in accordance with clause (a)(ii)(A) above) be amended to increase the stated amount of such Letter of Credit or issue a new Letter of Credit denominated in Pounds in an aggregate amount for all such increases or issuances not to exceed $75,000,000 or the equivalent thereof based on the Conversion Rate as of the date of amendment or issuance. At the time of sending such notice, the Borrower (in consultation with the Documentation Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify the Documentation Agent within such time period whether or not it agrees to such increase or new issuance and, if so, whether by an amount equal to, greater than or less than its Applicable Percentage of such requested increase or new issuance. Any Lender not responding within such time period shall be deemed to have declined to make such increase or new issuance. The Documentation Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. If the Lenders agree to make such increase or new issuance in accordance with this paragraph, the Documentation Agent and the Borrower shall determine the final allocation of such increase or new issuance; provided that unless a Lender declines to participate in such increase or new issuance or agrees to do so in an amount less than its then-existing Applicable Percentage, each Lender’s allocation of the increase or new issuance shall be equal to its then-existing Applicable Percentage; provided further that if any Lender declines to participate in such increase or new issuance or agrees to do so in an amount less than its Applicable Percentage, the Documentation Agent shall notify the other Lenders and shall give the other Lenders an option to increase their offered amount of such increase or new issuance so that the requested increase or new issuance may, if such Lenders agree to increase their offered amounts, equal the full amount requested by the Borrower. If the Lenders agree to an increase or new issuance as set forth in this paragraph, the Letter of Credit Agent will amend or issue the applicable Letter of Credit in accordance with Section 2.4.

1.4 Section 2.4(a) of the Agreement is amended in its entirety to read as follows:

(a) Prior to the issuance of a Letter of Credit or an amendment to a Letter of Credit described in Section 2.1(a) and as a condition of such issuance or amendment, the Borrower shall deliver to the Letter of Credit Agent a Letter of Credit Application signed by the Borrower, together with such other documents or items as may be required pursuant to the terms thereof and hereof, and the proposed form and content of such Letter of Credit shall be reasonably satisfactory to the Letter of Credit Agent. The documents so delivered shall be in compliance with the requirements set forth in Section 2.1(b), and shall specify therein (i) the stated amount of the Letter of Credit requested, (ii) the effective date of such amendment or issuance of such requested Letter of Credit, (iii) whether the Letter of Credit is to be denominated in Dollars or Pounds and (iv) the aggregate amount of Letter of Credit Obligations which are outstanding and which will be outstanding after giving effect to the requested amendment or Letter of Credit issuance. With respect to an amendment to or issuance of a Letter of Credit described in the second paragraph of Section 2.1(a), such documents shall also include a certification by the Borrower that (w) the representations and warranties of the Borrower set forth in this Agreement and the other Credit Documents are true and correct in all material respects with the same effect as if then made (except to the extent relating solely to an earlier date, in which case such representation and warranty shall have been true and correct as of such earlier date), (x) no Default, Event of Default or Full Collateralization Event shall exist before or after giving effect to such issuance or amendment, (y) confirmation from Lloyd’s that the Managing Agent has submitted all necessary documents regarding its plan to provide Funds at Lloyd’s and (z) if requested by a Lender, such opinions, certificates and resolutions as may be reasonably requested. The delivery of the foregoing documents and information shall constitute a “Letter of Credit Application” for purposes of this Agreement. Subject to the terms and conditions of Section 2.1 and provided that (A) the applicable conditions set forth in Section 9.1 hereof have been satisfied and (B) the Eligible Collateral in the Collateral Account has a Collateral Value not less than the Required Collateral Amount after giving effect to the increase in the stated amount or issuance of such Letter of Credit, the Letter of Credit Agent (on behalf of the Lenders) shall within the timeframe set forth in Section 2.1, issue or amend a Letter of Credit on behalf of the Borrower in accordance with the Letter of Credit Agent’s usual and customary business practices. The Letter of Credit Agent shall give the Lenders prompt written notice of the issuance of or amendment to any Letter of Credit.

1.5 Section 2.4(b) of the Agreement is amended in its entirety to read as follows:

(b) The Letter of Credit Agent is hereby authorized to execute and deliver each Letter of Credit and each amendment to a Letter of Credit on behalf of each Lender, except to the extent a Lender has not agreed to increase the stated amount of such Letter of Credit or issue a new Letter of Credit pursuant to the second paragraph of Section 2.1(a). The Letter of Credit Agent shall use the Applicable Percentage of each Lender under each Letter of Credit as its “Commitment”. The Letter of Credit Agent shall not amend any Letter of Credit to change the “Commitment” of a Lender or add or delete a Lender liable thereunder unless such amendment is done in connection with an assignment in accordance with Section 12.6 or in connection with any amendment or issuance of a Letter of Credit pursuant to the second paragraph of Section 2.1(a). Each Lender hereby irrevocably constitutes and appoints the Letter of Credit Agent its true and lawful attorney-in-fact for and on behalf of such Lender with full power of substitution and revocation in its own name or in the name of the Letter of Credit Agent to issue, execute and deliver, as the case may be, each Letter of Credit and each amendment to a Letter of Credit and to carry out the purposes of this Agreement with respect to Letters of Credit, except to the extent a Lender has not agreed to increase the stated amount of such Letter of Credit or issue a new Letter of Credit pursuant to the second paragraph of Section 2.1(a). Upon request, each Lender shall execute such powers of attorney or other documents as any beneficiary of any Letter of Credit may reasonably request to evidence the authority of the Letter of Credit Agent to execute and deliver such Letter of Credit and any amendment or other modification thereto on behalf of the Lenders.

2. Representations and Warranties. The Borrower represents and warrants to the Agents and the Lenders that:

(a) Authorization. The Borrower has the requisite power and authority to execute and deliver this Amendment and to perform and observe the terms and conditions stated herein and in the Agreement, and the Borrower has taken all necessary corporate or other action to authorize its execution, delivery and performance of this Amendment and the Agreement, as amended hereby.

(b) No Conflict. The Borrower’s execution, delivery and performance of this Amendment do not and will not: (i) violate or contravene its Organizational Documents; (ii) violate or contravene any order, writ, law, treaty, rule, regulation or determination of any Governmental Authority, in each case applicable to or binding upon it or any of its property; or (iii) result in the breach of any provision of, or in the imposition of any lien or encumbrance (except for liens or encumbrances created under the Credit Documents) under, or constitute a default or event of default under, any agreement or arrangement to which it is a party or by which it or any of its property is bound.

(c) Governmental Approvals. No authorization, approval or consent of, or notice to or filing with, any Governmental Authority is required to be made by the Borrower in connection with the execution and delivery by the Borrower of this Amendment or the issuance by the Lenders of any Letter of Credit, or amendment thereto, or other Obligations for the account of the Borrower pursuant to the Agreement, as amended by this Amendment, except for those which have been duly obtained, taken, given or made and are in full force and effect.

(d) Enforceability. This Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting the enforcement of creditors’ rights generally and/or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and good faith and fair dealing.

(e) Representations and Warranties. On the date hereof, each representation and warranty set forth in Section 7 of the Agreement, as amended by this Amendment, is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date, in which case such representation or warranty was true and correct as of such date).

(f) No Default. No Default, Event of Default or Full Collateralization Event exists or will exist after giving effect to this Amendment or the issuance of any new Letters of Credit or amendments to existing Letters of Credit.

3. Effectiveness. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when the Documentation Agent has received each of the following, in form and substance satisfactory to the Documentation Agent:

(a) counterparts of this Amendment signed by the Borrower and each other party hereto;

(b) Confirmation from Lloyd’s that the Managing Agent has submitted all necessary documents regarding its plan to provide Funds at Lloyd’s;

(c) all amounts that are then due and payable pursuant to Section 3 and Section 12.4 of the Agreement; and

(d) such other documents as any Agent or any Lender may reasonably request.

4. Miscellaneous.

(a) On and after the date hereof, as used in the Agreement, “hereinafter,” “hereto,” “hereof” and words of like import and all references in the Agreement, the other Credit Documents and the respective exhibits and schedules thereto shall, unless the context otherwise requires, be deemed to be references to the Agreement as amended hereby and as further amended from time to time.

(b) Except as expressly amended hereby, the parties hereto agree that the Agreement is ratified and confirmed, as amended hereby, and shall remain in full force and effect in accordance with its terms and that all provisions of this Amendment are the legally binding and enforceable agreements of the parties hereto and their permitted successors and assigns.

(c) This Amendment and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(d) The provisions of Sections 12.15 and 12.16 of the Agreement regarding, among other things, jurisdiction, service of process and waiver of trial by jury, shall apply to this Amendment as if the same were set out in full herein in this place.

(e) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of a counterpart hereof, or a signature page hereto, by facsimile or in a .pdf or similar file shall be effective as delivery of a manually executed original counterpart thereof.

(f) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

RENAISSANCE REINSURANCE LTD.

By: /s/ Stephen H. Weinstein
Name: Stephen H. Weinstein
Title: SVP, General Counsel, Chief Compliance Officer
& Secretary

BANK OF MONTREAL, as Documentation Agent

By: /s/ Benjamin Milot
Name: Benjamin Milot
Title: Vice President

BANK OF MONTREAL, LONDON BRANCH, as a Lender

By: /s/ Anthony Ebdon
Name: Anthony Ebdon
Title: MD

By: /s/ Scott Matthews
Name: Scott Matthews
Title: MD

CITIBANK EUROPE PLC., as Collateral Agent and a

Lender

By: /s/ Niall Tuckey
Name: Niall Tuckey
Title: Director

ING BANK N.V., LONDON BRANCH., as Letter of Credit

Agent and a Lender

By: /s/ N. Marchant
Name: N. Marchant
Title: Director

By: /s/ Alan Prosser
Name: Alan Prosser
Title: Vice President